     EXHIBIT 10.3

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

          This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of May 31, 2007, by and among Quest Diagnostics Incorporated, a Delaware corporation (“Parent”), Ace Acquisition Sub, Inc., a Delaware corporation (“Merger Sub” and, together with Parent, each a “Buyer Party” and collectively, the “Buyer Parties”), and AmeriPath Group Holdings, Inc., a Delaware corporation (the “Company”).

          WHEREAS, the Parent, the Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of April 15, 2007 (the “Merger Agreement”), pursuant to which, subject to the satisfaction of the conditions provided therein, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation (the “Merger”); and

          WHEREAS, pursuant to Section 11.2 of the Merger Agreement, the parties hereto desire to amend certain provisions of the Merger Agreement as specified herein;

          NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, Parent, Merger Sub and the Company hereby agree to amend the Merger Agreement as follows:

1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined shall have the meaning assigned to such term in the Merger Agreement. Each reference to “hereof”, “herein”, “hereby” and “this Agreement” shall from and after the date hereof refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, the date of the Merger Agreement, as amended hereby, shall in all instances remain as April 15, 2007, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to April 15, 2007.

2. Amendment of the Merger Agreement. The Merger Agreement shall be deemed amended as follows, without requiring any further action by any Person.

      2.1. Section 2.2 of the Merger Agreement is hereby amended to read in full as follows:

    “The closing of the Merger (the “Closing”) will take place at the offices of Shearman & Sterling LLP at 599 Lexington Avenue, New York, New York on the second Business Day following the satisfaction or waiver of the conditions set forth in Sections 7 and 8 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place and on such other date as Parent and the Company may agree in writing (such date of Closing, the “Closing Date”).”

     2.2. The second sentence of Section 2.3 is hereby amended to read in full as follows:

    “The Merger will become effective at and as of 11:59pm (New York time) on the date that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other later time as is agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the “Effective Time ”).”

      2.3. Section 3.2.2 of the Merger Agreement is hereby amended to read in full as follows:

    “All Options outstanding at the Effective Time, other than Vested Options, shall be converted into options (“Rollover Options”) to acquire a number of shares of Parent common stock (“Parent Shares”). Each Rollover Option shall be exercisable for, and represent the right to acquire, that whole number of Parent Shares (rounded down to the nearest whole number of Parent Shares) equal to the number of Shares of Company Common Stock subject to such Option multiplied by a fraction the numerator of which shall be equal to the Company Common Stock Price Per Share and the denominator of which shall be equal to the closing price of Parent Shares on the Business Day prior to the Effective Time (such fraction being hereinafter referred to as the “Exchange Ratio”) and the exercise price per option on Parent Shares shall be the amount equal to the exercise price per share subject to such Option divided by the Exchange Ratio (rounded upward to the nearest full cent).”

     2.4. Section 3.2.3 of the Merger Agreement is hereby amended by replacing (i) the words “Replacement Option” with “Rollover Option” and (ii) the words “Replacement Options” with “Rollover Options”.

3. Effect of Agreement. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4. Miscellaneous.

     4.1. Governing Law. This Amendment, and any claims in any way arising under or relating to this Amendment, shall be governed by and construed and enforced in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     4.2. Severability. In the event that any provision hereof would, under applicable Legal Requirement, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable Legal Requirement) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirement. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     4.3. Counterparts. This Amendment may be executed in any number of counterparts (and may be executed by telecopier signatures), each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMERIPATH GROUP HOLDINGS, INC.

By: /s/ Donald E. Steen
Title: Chairman of the Board and Chief Executive Officer

QUEST DIAGNOSTICS INCORPORATED

By: /s/ Leo C. Farrenkopf, Jr.
Title: Vice President and Secretary

ACE ACQUISITION SUB, INC.

By: /s/ Leo C. Farrenkopf, Jr.
Title: Vice President and Secretary

[Signature Page to Amendment to Merger Agreement]